EXHIBIT 21.1

SUBSIDIARIES

Name	Location	Doing Business as

Stones River Companies, LLC	Nashville, Tennessee	Stones River Companies, LLC

Crescent Lighting, Ltd	Thatcham, Berkshire, United Kingdom	Crescent Lighting Limited

74